CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 15, 1997, relating to the financial statements and the financial highlights appearing in the October 31, 1997 Annual Reports to Shareholders of the John Hancock Global Fund, John Hancock International Fund, John Hancock Short-Term Strategic Income Fund, John Hancock Special Opportunities Fund, and the John Hancock World Bond Fund, which are also incorporate by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Independent Auditors" in the Statements of Additional Information.




/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
February 24, 1998

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Growth Fund in the John Hancock Growth Funds' Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Growth Fund Class A and Class B Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 34 to the Registration Statement (Form N-1A No. 33-4559) of our report dated December 11, 1997 on the financial statements and financial highlights of the John Hancock Growth Fund.




                                                           /s/ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP
Boston, Massachusetts
February 20, 1998